As filed with the Securities and Exchange Commission on December 8, 1995
                                                      Registration No. 33-

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                  --------------

                                     Form S-3
                              REGISTRATION STATEMENT
                                       Under
                            THE SECURITIES ACT OF 1933
                                  --------------

                              McDonald's Corporation
                (Exact name of issuer as specified in its charter)

                DELAWARE                              36-2361282
         (State of incorporation)         (I.R.S. Employer Identification No.)

                  One McDonald's Plaza, Oak Brook, Illinois 60521
                                  (708) 575-3000
     (Address including zip code, and telephone number including area code, of principal executive offices)

                                  --------------

                                  SHELBY YASTROW
              Executive Vice President, General Counsel and Secretary
                               One McDonald's Plaza
                             Oak Brook, Illinois 60521
                                  (708) 575-6178
             (Name, address and telephone number of agent for service)


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    _________

         If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         The registrant hereby amends this registration statement on such  date or dates  as  may  be necessary  to  delay  its effective  date  until  the registrant shall file  a further amendment  which specifically states  that
    this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the  registration statement shall become  effective on such  date as  the Commission,  acting pursuant to said Section 8(a), may determine.



                          CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                         Maximum      Maximum
                          Amount of      Offering     Aggregate   Amount of
    Title of Securities   Shares to be   Price Per    Offering    Registration
    to be Registered      Registered     Share        Price       Fee
    ---------------------------------------------------------------------------

    Common Stock, without
     par value, with
     associated preferred
     stock purchase
     rights............... 150,000        $45.00      $6,750,000     $2,328.00

    (1) Estimated pursuant to Rule 457(h)(1) based on the closing price for the Common Stock as reported on the New York Stock Exchange Composite Tape on December 5, 1995.



    Subject to Completion - Dated December 8, 1995


    McDONALD'S CORPORATION
    PROSPECTUS
    150,000 Shares of Common Stock
    (No Par Value)


                      NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                                    ----------

         No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it would be unlawful to make such an offer in such jurisdiction.

                                    ----------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is ____________, 1995.

         The information is qualified in its entirety by the text of the Plan (including any and all amendments through the date of this Prospectus).

    INTRODUCTION

         Principal Office and Telephone Number. The principal executive office of McDonald's Corporation (the "Company") is located at One McDonald's Plaza, Oak Brook, Illinois 60521, telephone: (708) 575-3000.

         Non-Employee Director Stock Option Plan. The Company's Non-Employee Director Stock Option Plan is referred to in this Prospectus as the "Plan". As of December 1, 1995, 20,000 shares of McDonald's Common Stock (the "Common Stock") were subject to existing options that have been granted under the Plan. As of that day, an additional 130,000 shares were available for future grants under the Plan. The Plan will terminate on January 19, 2005, but the Board of Directors can terminate it effective as of an earlier date. However, a termination of the Plan would not affect outstanding options.

         Certain Legal Provisions Not Applicable. The Company believes that the Plan is not subject to any provisions of the Employee Retirement Income
    Security Act of 1974.   The Plan is not  qualified under Section 401(a)  of
    the Internal Revenue Code of 1986 (the "Internal Revenue Code").

    IN GENERAL

         The Plan is a program under which the Company grants its non-employee Directors options to buy shares of Common Stock at a fixed price during a fixed period measured from the date of grant (the ``Grant Date'') of the option.

         As of the effective date of the Plan, the Company's non-employee Directors were granted stock options to purchase 1,000 shares of Common Stock having an exercise price of 100% of the fair market value of the Common Stock on that date. With respect to each person who first becomes a non-employee Director after the effective date of the Plan, a stock option to purchase 1,000 shares of Common Stock having an exercise price of 100% of the fair market value of the Common Stock on the date of grant will automatically be granted as of the date such person is so elected or appointed. On the date of each Annual Meeting of the Company's shareholders following the effective date of the Plan, each non-employee Director shall automatically be granted an option to purchase 1,000 shares of Common Stock having an exercise price of 100% of the fair market value of the Common Stock on the Grant Date. (For purposes of this Plan, the fair market value of the Common Stock on a particular date is the closing price of the stock on the New York Stock Exchange composite tape on that date or, if no sales are made on that date, on the next preceding date on which there are sales.)

    PURPOSE

         The success of the Company depends largely on its continued ability to attract and retain highly qualified Directors who are motivated to exert their best efforts on behalf of the Company and its shareholders. The Company believes that a program that permits the grant of stock options to the Company's non-employee Directors will promote the long term financial success of the Company by affording an additional opportunity to align the interests of the non-employee Directors with the interests of shareholders.

         Nothing in the Plan or any stock option granted under the Plan shall confer any right to any person to continue as a Director of the Company or interfere in anyway with the rights of shareholders of the Company or the Board to elect or remove Directors.

    OPTION EXERCISE

         Options granted under the Plan generally first become exercisable as follows:

                                  Percentage That         Cumulative Percentage
                                  Becomes Exercisable     Exercisable as of
    Anniversary of Grant Date     on Anniversary Date     Anniversary Date
    -------------------------     -------------------     -----------------

    First.......................        33 1/3%                33 1/3%
    Second......................        33 1/3%                66 2/3%
    Third.......................        33 1/3%                   100%

         The first installment of an option can be exercised, in whole or in part, at any time commencing on the first anniversary of the Grant Date. All or any part of each subsequent installment of the option can be exercised after the expiration of the applicable subsequent installment period. Any unexercised portion of an installment of the option can be carried over and exercised, in whole or part, during any of the following installment periods.

         Subject to extension in the case of death or disability, no option granted under the Plan can be exercised more than 10 years after the Grant Date. In no event shall any option granted under the Plan be exercised more than 13 years after the Grant Date.

         Options can be exercised by delivering written notice of exercise to the Company's Benefits and Compensation Department at the Campus Office Building, Kroc Drive, Oak Brook, Illinois 60521. Notices can be delivered in person, by mail or by telecopier (fax) and must be accompanied by the Option Exercise Price (as described in the next section).

    OPTION EXERCISE PRICE

         The Option Exercise Price must be paid in full when the option is exercised. The Option Exercise Price can be paid in any combination of the following forms:

              Cash; or

              Shares of the Common Stock valued at fair market value on the date the option is exercised (any such shares must have been held for at least six months); or

              Through simultaneous sale through a broker of shares acquired upon exercise of the option (as permitted under applicable law).

    EXERCISABILITY FOLLOWING TERMINATION OF DIRECTOR STATUS

         Retirement. Any unexercised options whether or not exercisable, can be exercised within three years of "retirement" or until the expiration of the stated term of such option, whichever period is the shorter. For purposes of the Plan, ``retirement'' shall mean termination of an individual's directorship with at least ten years of service as a member of the Board or after age 70.

         Death  or  Disability.    Any  unexercised  options  whether  or  not
    exercisable can be exercised within three years of termination by reason of death or disability. Any option which would otherwise expire during this three-year period will be extended to permit its exercise at any time during the three-year period. (However, an option granted under the Plan cannot be exercised under any circumstances after the thirteenth anniversary of its Grant Date.) For purposes of the Plan, a "permanent disability" means a mental or physical condition which prevents a Director from performing duties as a member of the Board, and which condition is expected to be permanent or for an indefinite duration exceeding one year.

         Other Reasons. Any unexercised options which are exercisable can be exercised within one year of termination for any reason other than cause (see below), death, disability or retirement.

         For Cause. Any unexercised options will be terminated and cannot be exercised following termination for cause as defined in the Company's Charter.

    SALE OR TRANSFER OF OPTIONS

         In general, options cannot be sold or transferred pursuant the Plan. However, unexercised options can be transferred to heirs or personal representatives after death. In addition, these restrictions on transferability shall not apply to Options granted after the Board has determined that such restrictions are not then required for grants under the Plan to satisfy certain legal requirements. In the event that the Board makes such determination, Options may be transferred for no consideration to certain permissible transferees for estate planning purposes. However, any transferee remains subject to all the terms and conditions applicable to the Option prior to the transfer. Under the Plan, permissible transferees include members of the Director's immediate family, any trust for the members of his or her immediate family, Ronald McDonald Children's Charities or any Ronald McDonald House. For purposes of this Plan, "immediate family" means with respect to a particular participant, a participant's spouse, children and grandchildren.

    RESALE RESTRICTIONS

         In general, shares acquired upon exercise of an option should be sold pursuant to Rule 144 promulgated under the Securities Act of 1933 without, however, being subject to the holding period requirement of Rule 144. In addition, purchases and sales may, under certain circumstances, subject such persons to possible liability under the "short swing" trading provisions of Section 16(b) of the Securities Exchange Act of 1934.

    STOCK SPLIT; OTHER DISTRIBUTIONS

         In general, a stock split would not have an economic effect on options granted pursuant to the Plan, in that there would be a proportionate reduction of the option price and an increase in the number of shares subject to options in case of a stock split or stock dividend and a proportionate increase in the option price and a reduction of the number of shares subject to options in the case of a stock combination or reverse stock split.

         In case of a merger, consolidation, liquidation or similar corporate action resulting in a reclassification or change in the Common Stock, an appropriate adjustment would be made in the number, kind and price of shares subject to option.

    FEDERAL INCOME TAX TREATMENT OF OPTIONS

         Directors are urged to consult their tax advisor, because the specific federal, state and local tax treatment could vary depending upon their individual circumstances. In addition, the following general discussion is limited to United States federal income tax laws applicable to optionees who are both citizens and residents of the United States. The United States federal income tax treatment of options granted to other optionees may differ. The tax laws of other countries may provide for different tax consequences to optionees who are subject to such laws.

         General Rule. Options granted under the Plans are treated as "non-qualified stock options" for federal income tax purposes. The grant of non-qualified stock options does not result in any taxable income to the Director. Upon the exercise of a stock option, the excess of the market value of the shares acquired over their cost to the Director is taxable to the Director as ordinary income. The Director's tax basis for the shares is the fair market value at the time of exercise. In addition, the Director's holding period for purposes of determining whether the capital gain (or loss) is a long- or short-term gain (or loss) will commence on the date the option is exercised.

         Use of Company Stock to Pay the Option Exercise Price. If the Option Exercise Price is paid by tendering stock of the Company held for at least six months, taxable income will be realized in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the stock, the number of shares equal to the number delivered as payment of the Option Exercise Price will have a tax basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the option will have a tax basis equal to the fair market value of such shares on the date of exercise.

         State and Local Taxes. Exercise of options may also be subject to state and local taxation, which varies from location to location.

         The Company. The Company is entitled to a tax deduction in the same amount and in the same year in which optionees recognize ordinary income resulting from the exercise of an option.

    CERTAIN INVESTMENT CONSIDERATIONS

         The market price  of the  Common Stock has  varied widely.   For  this
    reason, the stock acquired by exercise of options granted under the Plan may decrease or increase in value.

         As described above under "Resale Restrictions'', certain legal restrictions apply to the transfer of shares purchased by exercise of an Option.

    ADMINISTRATION OF THE PLAN

         The Plan is administered by the Board of Directors of the Company or by a duly appointed committee of the Board of Directors having such powers as shall be specified by the Board. The Board (or such committee) has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time deem advisable, to interpret the provisions and terms of the Plan and any stock option issued under the Plan and to otherwise supervise the administration of the Plan.

         Notwithstanding the foregoing, the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any option, the exercise price of any option, the period during in which any option may be exercised and the term of any option shall be as provided in the Plan and the Board or such committee shall have no discretion with respect to such matters.

    MODIFICATION

         The Board can modify the Plan as it deems advisable, without approval of the Company's stockholders, except as such stockholder approval may be required under Rule 16b-3 under the Securities Exchange Act of 1934 or under the listing requirements of any stock exchange on which any of the Company's equity securities are listed. Generally, no modification shall be made which would impair a Stock Option without the optionee's consent or disqualify grants and other transactions under the Plan from the exemption provided by Rule 16b-3.

                                  USE OF PROCEEDS

         McDonald's intends to use any proceeds received from the exercise of stock options for general corporate purposes.

                               PLAN OF DISTRIBUTION

         As described elsewhere in this Prospectus, the shares of Common Stock offered hereby shall be issued by the Company in accordance with the terms of the Plan. See "Use of Proceeds"'.

                                   LEGAL MATTERS

         The legality of the Common Stock covered hereby has been passed upon for McDonald's Corporation by Shelby Yastrow, Esq., Secretary, Executive Vice President and General Counsel of McDonald's. Mr. Yastrow owns shares of Common Stock, both directly and as a participant in various employee benefit plans.

                                      EXPERTS

         The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                        DOCUMENTS INCORPORATED BY REFERENCE

         The Company has incorporated by reference into this Prospectus the following documents: (1) The Company's most recent Annual Report on Form 10-K; (2) all other subsequent reports filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) the Securities Exchange Act of 1934 (such as Quarterly Reports on Form 10-Q or Current Reports on Form 8-K); and (3) a description of the Company's common stock under the caption "Description of Capital Stock" contained in the Company's Form 8 Amendment No. 1 dated April 17, 1991, to Form 10, together with a description of certain preferred stock purchase rights associated with the Company's common stock, as contained in the Company's Registration Statement on Form 8-A dated December 23, 1988, as amended in the Company's Form 8-K's dated May 25, 1989 and July 25, 1990.

         The Company will deliver without charge to each person to whom this Prospectus is delivered upon the written or oral request of such person, a copy of any and all of the most recent reports, proxy statements and other communications distributed to the Company's stockholders generally, together with any or all of the information that is incorporated by reference in this Prospectus (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates).

         Requests for any of the documents described under this caption or additional information regarding the Plan or the administrators should be directed in writing to McDonald's Corporation, c/o Benefits and Compensation Department, Kroc Drive, Campus Office Building, Oak Brook, Illinois 60521 or by calling (708) 575-3313.


                                      PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS


    Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         An itemized statement of the amount of all expenses incurred by the Company in connection with the issuance and distribution of the Common Stock registered hereunder. All of the amounts are estimated, except the Securities and Exchange Commission registration fee.

         Securities and Exchange Commission Registration Fee...     $2,328.00
         Accounting Fees and Expenses..........................     $2,500.00
         Legal Fees and Expenses...............................     $2,500.00
                                                                    ---------
              Total............................................     $7,328.00

    Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the director or officer is found liable to the corporation (in which case a court may permit indemnity for such director or officer to the extent it deems proper).

         Article V of the Company's By-Laws provides that the Company shall indemnify and hold harmless each director and officer to the fullest extent permitted under the GCL, provided that the person seeking indemnification has met the applicable standard of conduct set forth in the By-Laws. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate.

         The By-Laws further provide that the Company may maintain insurance at its expense to protect any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

    Item 16.  EXHIBITS.

    Exhibit No.    Description of Document
    -----------    -----------------------
    (4) Instruments defining the rights of security holders, including indentures (A):

         (a) Debt Securities. Indenture dated as of March 1, 1987 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement, SEC file no. 33-12364.

              (i) Supplemental Indenture No. 5 incorporated herein by reference from Exhibit (4) of Form 8-K dated January 23, 1989.

              (ii) 9-3/4% Notes due 1999. Supplemental Indenture No. 6 incorporated herein by reference from Exhibit (4) of Form 8-K dated January 23, 1989.

              (iii) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12 incorporated herein by reference from Exhibit (4) of Form 8-K dated August 18, 1989 and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit
                     (4)(b) of Form 8-K dated September 14, 1989.

              (iv) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement, SEC file no. 33-34762 dated May 14, 1990.

              (v) Medium-Term Notes, Series C, due from nine months (U.S. issue)/184 days (Euro issue) to 30 years from Date of Issue. Amended and restated Supplemental Indenture No. 16 incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended June 30, 1991.

              (vi) 8-7/8% Debentures due 2011. Supplemental Indenture No. 17 incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

              (vii) Medium-Term Notes, Series D, due from nine months (U.S. issue)/184 days (Euro issue) to 60 years from Date of Issue. Supplemental Indenture No. 18 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement, SEC file no. 33-42642 dated September 10, 1991.

              (viii) 7-3/8% Notes due July 15, 2002. Form of Supplemental
                     Indenture No. 19 incorporated herein by reference from Exhibit (4) of Form 8-K dated July 10, 1992.

              (ix) 6-3/4% Notes due February 15, 2003. Form of Supplemental Indenture No. 20 incorporated herein by reference from Exhibit (4) of Form 8-K dated March 1, 1993.

              (x) 7-3/8% Debentures due July 15, 2033. Form of Supplemental Indenture No. 21 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated July 15, 1993.

              (xi) Medium-Term Notes, Series E, due from nine months to 60 years from date of issue. Form of Supplemental Indenture No. 22, incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended June 30, 1995.

              (xii) 6-5/8% Notes due September 1, 2005 Form of Supplemental Indenture No. 23 incorporated herein by reference from
                     Exhibit 4(a) of Form 8-K dated September 5, 1995.

              (xiii) 7.05% Debentures due November 15, 2025.  Form of
                     Supplemental Indentures No. 24, incorporated by reference from Exhibit 4(a) of Form 8-K dated November 13, 1995.

         (b) Form of Deposit Agreement dated as of November 25, 1992 by and between McDonald's Corporation, First Chicago Trust Company of New York, as Depositary, and the Holders from time to time of the Depositary Receipts.

         (c) Rights Agreement dated as of December 13, 1988 between McDonald's Corporation and The First National Bank of Chicago, incorporated herein by reference from Exhibit 1 of Form 8-K dated December 23, 1988.

              (i) Amendment No. 1 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated May 25, 1989.

              (ii) Amendment No. 2 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated July 25, 1990.

         (d) Indenture and Supplemental Indenture No. 1 dated as of September 8, 1989, between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated September 14, 1989.

         (e) Form of Supplemental Indenture No. 2 dated as of April 1, 1991, supplemental to the Indenture between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(c) of Form 8-K dated March 22, 1991.

         (f) 8.35% Subordinated Deferrable Interest Debentures due 2025. Indenture incorporated herein by reference from Exhibit 99.1 of
              Schedule 13E-4/A Amendment No. 2 dated July 14, 1995.

         5.1   Opinion  and   Consent  of   Shelby  Yastrow,   Executive  Vice
    President, General Counsel and Secretary of the Company

         23.1  Consent of Ernst & Young LLP, independent auditors

         23.2 Consent of Shelby Yastrow, Executive Vice President, General Counsel and Secretary of the Company, included in Exhibit 5.1

         24    Power of Attorney (included on the signature page)

    Item 17.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)    To  include  any  prospectus   required  by  Section
                          10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on December 5, 1995.


                                       McDONALD'S CORPORATION


                                       By  /s/ JACK M. GREENBERG
                                         -----------------------------
                                         Jack M. Greenberg
                                         Vice Chairman, Chief Financial
                                         Officer and Director

                               --------------------

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack M. Greenberg, Shelby Yastrow and Carleton D. Pearl and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated, on December 5, 1995.


         Signature                                    Title
         ---------                                    -----

    /s/ Hall Adams, Jr.                Director
    ------------------------------
    Hall Adams, Jr.

    /s/ Robert M. Beavers, Jr.         Senior Vice President and Director
    ------------------------------
    Robert M. Beavers, Jr.

    /s/ James R. Cantalupo             President and Chief Executive Officer -
    ------------------------------       McDonald's International and Director
    James R. Cantalupo

    /s/ Gordon C. Gray                 Director
    ------------------------------
    Gordon C. Gray

    /s/ Jack M. Greenberg              Vice Chairman, Chief Financial Officer
    ------------------------------       and Director
    Jack M. Greenberg

    /s/ Donald R. Keough               Director
    ------------------------------
    Donald R. Keough

    /s/ Donald G. Lubin                Director
    ------------------------------
    Donald G. Lubin

    /s/ Andrew J. McKenna              Director
    ------------------------------
    Andrew J. McKenna

    /s/ Michael R. Quinlan             Chairman, Chief Executive Officer and
    ------------------------------       Director
    Michael R. Quinlan

                                       President and Chief Executive Officer -
    ------------------------------       McDonald's U.S.A. and Director
    Edward H. Rensi

    /s/ Terry L. Savage                Director
    ------------------------------
    Terry L. Savage

    /s/ Paul D. Schrage                Senior Executive Vice President,
    ------------------------------       Chief Marketing Officer and Director
    Paul D. Schrage

    /s/ Ballard F. Smith               Director
    ------------------------------
    Ballard F. Smith

    /s/ Roger W. Stone                 Director
    ------------------------------
    Roger W. Stone

    /s/ Robert N. Thurston             Director
    ------------------------------
    Robert N. Thurston

    /s/ Fred L. Turner                 Senior Chairman and Director
    ------------------------------
    Fred L. Turner

    /s/ B. Blair Vedder, Jr.           Director
    ------------------------------
    B. Blair Vedder, Jr.

    /s/ Michael L. Conley              Senior Vice President and Controller
    ------------------------------
    Michael L. Conley